Exhibit 99.1

Media Relations:

Judy Haveson

Vollmer Public Relations (for Travelocity)

212-808-6541

judy@vollmerpr.com

Joel Frey

Travelocity

682-605-2178

joel.frey@travelocity.com

Investor Relations:

Karen Fugate

682-605-2343

karen.fugate@sabre-holdings.com

SABRE HOLDINGS COMPLETES ACQUISITION OF LASTMINUTE.COM

SOUTHLAKE, Texas and LONDON (July 20, 2005) –   Sabre Holdings Corporation (NYSE:TSG) is pleased to announce that the acquisition of lastminute.com plc (“lastminute”) by Travelocity Europe Limited has completed.  This means that the proposal to redeem lastminute.com’s bonds is now unconditional and the bonds will be redeemed on August 3, 2005. The acquisition price for the shares in lastminute.com and the redemption price payable in respect of lastminute.com’s bonds equates to an equity value of approximately GBP 577M (approximately $1,020M) and an enterprise value of approximately GBP 584M (approximately $1,034M), including gross debt of approximately GBP 79M (approximately $138M) and estimated cash at bank in hand of approximately GBP 72M (approximately $125M).

“The addition of lastminute.com to the Sabre portfolio of travel companies significantly extends our role as a travel retailer,” said Sam Gilliland, president and CEO, Sabre Holdings. “It increases our international points of sale and positions us as the leader in the fast growing European online arena.”

“We’re thrilled to have Brent Hoberman, and the entire lastminute.com team, become part of the Travelocity family,” said Michelle Peluso, president and CEO of Travelocity.  “I can’t think of another company that shares such a deep rooted philosophy on both inspiring travel and creating a comprehensive travel experience.  We expect this shared perspective, as well as our combined global capabilities, to help lastminute.com continue its success in Europe, and influence Travelocity worldwide.”

Brent Hoberman, CEO of lastminute.com has agreed head up the new larger organization, reporting to Michelle Peluso, president and CEO of Travelocity. Damon Tassone, previously president of Travelocity Europe, would report to Hoberman as Deputy CEO of the combined business, lastminute.com COO Ian McCaig would expand his role to become Group Managing Director for the company.

Hoberman commented, “This is a landmark day for lastminute.com. In just seven years the business has grown from a simple idea into one of Europe’s leading independent online travel and leisure companies.

“This deal marks the beginning of a new chapter in which we look forward to becoming a leading player on the global stage. Being part of Travelocity and Sabre Holdings not only gives us global reach but enables us to offer a wider product-range to benefit our customers.”

He added: “While the Travelocity Europe and lastminute.com brands offer a great cultural fit, there is also a natural synergy between the two businesses in terms of product and regional expertise, laying the foundations for a strong combined business which we intend to be a leader in online travel worldwide.”

With the closing of the acquisition, lastminute.com will be the lead brand for Travelocity in most of Europe, and is expected to continue expanding.  Travelocity will support multiple brands where it makes sense, with the intent of sharing underlying infrastructure, technology, and supply to drive cost savings.  Some of the benefits the companies expect to achieve include offering the wide range of discounted hotels through Travelocity’s net rate hotel program to lastminute.com customers, sharing best-in-class technology capabilities globally, and providing expanded European travel options for Travelocity customers over time.  Additionally, Sabre Holdings’ agency partners may gain additional European travel options that are a part of the lastminute.com portfolio.

Integration teams are evaluating all aspects of the businesses to determine how to structure organizations, where the companies can take advantage of each others’ technology and content, and where there are cost savings.  Within the coming weeks, joint teams will be laying out plans to quickly execute on revenue and cost savings opportunities. One of the near term revenue opportunities is sharing content.  For example:

•                  Travelocity now has more than 20,000 merchant hotel properties.  As early as fall of this year, the companies expect to begin offering Travelocity’s hotel program to lastminute.com customers, giving them many more options in the U.S.  lastminute.com’s access to rich European hotel content should add many more options to Travelocity’s customers worldwide over time.

•                  Travelocity plans to offer holiday and hotel options from lastminute.com to Travelocity.co.uk customers as early as this fall.

•                  Sabre Travel Network also expects to offer its network of agency partners expanded European travel options as a result of the acquisition, for example, Holiday Autos car hire (car rental) products and lastminute.com holidays. This also represents a new opportunity for lastminute.com supplier partners.

Additional Detail

Sabre Holdings will discuss this transaction in greater detail during the Webcast on its second quarter financial results on July 28, 2005.

About lastminute.com

lastminute.com, Europe’s leading independent online travel and leisure group, operates directly in fourteen European countries and participates in three international joint ventures, providing travel and leisure inspirations and solutions to customers.  At 31 March 2005 lastminute.com had over 9.8 million subscribers to its weekly newsletter. The business is based on the idea of matching supply and demand.  lastminute.com offers consumers opportunities to acquire airline tickets, hotel rooms, holidays (both self packaged and third party packages), car hire, entertainment tickets, restaurant reservations and food delivery, specialty services, gifts and auctions.

Having completed 14 acquisitions in the past three years, lastminute.com now owns and operates online brands including holidayautos.com, travelprice.com, degriftour.com, travelselect.com, travel4less.co.uk, eXhilaration.co.uk, medhotels.com, first-option.co.uk, gemstonetravel.com, onlinetravel.com and lastminute.de.

lastminute.com seeks to differentiate itself by packaging and delivering products and services, such as restaurant reservations, entertainment tickets and gifts, in convenient, novel and distinctive ways. The company has been successful in developing a distinctive and widely recognised brand, which is intended to communicate spontaneity and a sense of adventure to a youthful target demographic.

lastminute.com was founded by Brent Hoberman and Martha Lane Fox in 1998.  Brent Hoberman remains as CEO of the company which currently employs approximately 2,000 people throughout Europe.

About Sabre Holdings

Sabre Holdings is a world leader in travel commerce, marketing travel products and providing distribution and technology solutions for the travel industry.  Sabre Holdings operates in multiple travel distribution channels: the travel agency channel, the consumer-direct channel and the business-direct channel.  Through the Sabre® global distribution system, subscribers can access information about, and can book reservations for, among other things, airline trips, hotel stays, car rentals, cruises and tour packages.  The Sabre Travel Network™ business operates the global distribution system and markets and distributes travel-related products and services through the travel agency channel.  Sabre Holdings engages in consumer-direct and business-direct travel marketing and distribution through its Travelocity® business (see below).  In addition, the Sabre Airline Solutions™ business is a leading provider of technology and services, including development and consulting services, to airlines and other travel providers.

About Travelocity

With millions of registered users and booking $4.9 billion of travel in 2004, the Travelocity segment markets and distributes travel-related products and services directly to individuals, including leisure travelers and business travelers, through Travelocity websites and contact centers, and websites owned by its supplier and distribution partners. Travelocity customers can access offerings, pricing and information about airlines, hotels, car rental companies, cruise lines, vacation and last-minute travel packages and other travel-related services. For business travelers, the Travelocity BusinessSM online corporate travel agency provides the integrated online corporate travel technology and full-service offering of our GetThere® product along with the online expertise of Travelocity.

Statements in this disclosure which are not purely historical facts or which necessarily depend upon future events, including statements about the anticipated benefits of the proposed transaction to Sabre Holdings Corporation or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in  the integration of the acquired business (such as ensuring the effectiveness of the design and operation of the internal and disclosure controls of the business to be acquired), in securing long-term financing for the proposed transaction, or in competition within the European marketplace from established or emerging competitors. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

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